EXHIBIT 99.1

ANDALAY SOLAR BOARD ANNOUNCES CEO CHANGE

Berkeley, CA, November 17, 2015 – Andalay Solar, Inc. announces that Mr. Steven Chan is stepping down as CEO, President and interim Chief Financial Officer as of November 20, 2015 and the Company’s former director, Mr. Ed Bernstein, is assuming those roles effective November 21, 2015. Mr. Chan will also resign as a member of the Board as of November 20, 2015 but will stay on as an advisor to the Company after that in order to facilitate a smooth transition to Mr. Bernstein.

“The Board would like to thank Mr. Chan for presiding over the Company the past year and a half, culminating in an agreement with a Tier One module manufacturer, Hyundai Heavy Industries, licensing and producing Andalay compatible modules, as well as the migration to a low cost licensing model,” said Mark Kalow, who continues as a director and board chairman.

Mr. Bernstein, who will also serve as a director, effective November 13, 2015, will be tasked with enhancing shareholder value with the Andalay product offering and assets, and assessing and implementing strategic options for the Company. Given Mr. Bernstein’s experience with working with companies in challenging and turnaround situations, the Board believes this appointment to be a critical step in moving Andalay forward.

Mr. Bernstein was a director of Andalay from 2010 until earlier this year. Most recently, he had served as director and CEO of ACDGO Software, Ltd., a private image technology company from December 2014 to November 2015. From 2008 to 2011, he was CEO and director of Propell Technologies Group, and is also co-founder of Creekside LLC, a private technology consulting company. From April 2002 to October 2006 Mr. Bernstein served as Chief Executive Officer and co-founder of PhotoTLC, Inc.  Mr. Bernstein also co-founded Palladium Interactive, Inc., and was an officer of Broderbund Software, Inc., and The Software Toolworks, Inc. Certain details of the Company’s compensation arrangements with Mr. Bernstein will be provided in a Current Report Form 8-K to be filed by the Company when finalized.

About Andalay Solar: (OTCQB: WEST)

Founded in 2001, the Company is a designer and manufacturer of integrated solar power systems. The Company has been a pioneer in the concept of integrating the racking, wiring and grounding directly into a solar panel. The Company's AC solar panel reduces the number of components for a rooftop solar installation by approximately 80% and lowers labor costs by approximately 50%. This AC panel, which won the 2009 Popular Mechanics Breakthrough Award, has become the industry's most widely installed AC solar panel. The Company currently sells its new generation “Instant Connect®” products in both AC-ready and DC format which provide the best combination of safety, performance and reliability. For more information on the Company, visit www.andalaysolar.com.

Forward-Looking and Cautionary Statements - Safe Harbor

Statements made in this release that are not historical in nature, including those related to market acceptance of products, constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “projects,” “plans,” “will,” “may,” “can,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements include all statements related to the transition to our new Chief Executive Officer and President and the prospects of success related to that.  The statements are subject to risks and uncertainties that cannot be predicted or quantified, and our actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks associated with our ability to successfully attract, retain and transition key personnel, including our new Chief Executive Officer, our ability to continue to receive investment funding and maintain costs and expenses, the effectiveness, profitability, and marketability of our products and our intellectual property rights, and the effect of general economic and business conditions. All forward-looking statements included in this release are made as of the date of this press release, and Andalay Solar assumes no obligation to update any such forward-looking statements.